EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated November 19, 2012 relating to the consolidated financial statements, financial statement schedule, and effectiveness of internal control over financial reporting, which appears in Ashland Inc.’s Annual Report on Form 10-K for the year ended September 30, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cincinnati, Ohio

June 12, 2013